EXHIBIT (11)
CONSENT OF INDEPENDENT ACCOUNTS



To the Board of Trustees of
        State Street Research Master Investment Trust:


       We consent to the inclusion in Post-Effective Amendment No. 9 to the Registration Statement of the State Street Research Master Investment Trust on Form N-1A (Securities Act of 1933 File No. 33-32729) of our report dated February 7, 1997 on our audit of the financial statements and financial highlights of State Street Research Investment Trust for the fiscal year ended December 31, 1996. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Accountants" in the Registration Statement.




                                                  /s/ Coopers & Lybrand L.L.P.
                                                 _______________________________
                                                      Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 21, 1997